UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): November 2, 2006

Answers Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-32255	98-0202855
(Commission File Number)	(IRS Employer Identification No.)

Jerusalem Technology Park
The Tower
Jerusalem, Israel 91481
(Address of Principal Executive Offices)

+972-2-649-5000
(Registrant’s Telephone Number, Including Area Code)

_______________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Asset Purchase Agreement

On November 2, 2006 (the “Closing Date”), Answers Corporation, a Delaware corporation (the “Company”), Interesting.com, Inc., a New York corporation (“Seller”) and Chris Whitten, an individual and the sole shareholder of Seller (the “Shareholder”), entered into a certain Asset Purchase Agreement (“Purchase Agreement”). Pursuant to the Purchase Agreement, the Company acquired from Seller for an aggregate of $2,000,000 in cash, the domain name known as www.faqfarm.com , a dynamic questions and answers website collaboratively written and edited by its visitors (the “Acquired Website”), together with certain other assets, including, without limitation, a software package necessary and currently utilized for the operation of the Acquired Website, numerous other domain names, certain trade names, trademarks and other related intellectual property rights, certain databases of questions and answers accumulated to date by the Acquired Website and the goodwill associated with the Acquired Website (the “Acquisition”). A copy of the Purchase Agreement is attached to this report as Exhibit 10.1.

Through its ownership and operation of the Acquired Website, the Company, a leading aggregator of information and reference content, intends to advance its offering by making available "social", collaborative, user-edited question answering. The Acquired Website allows a user to ask a question; followed by other users suggesting answers to the question. Over time, other users are afforded the ability to improve the wording of a question, suggest alternative forms of the question, make it easier to find, and further develop the answer(s). The improved questions and answers remain posted on the Acquired Website, constituting added content - and new value - offered to users.

In conjunction with the Purchase Agreement, Seller and Shareholder provided the Company with a Non-Competition Covenant, pursuant to which, they undertake not to compete, directly or indirectly, with the Company in the area of (i) collaborative questions and answers websites, (ii) “wiki” community website(s), and/or (iii) any website(s) targeting the collection and editing of information through user-generated content (the “Non-Compete Field”) for a period, commencing on the Closing Date, of (A) three (3) years for the area described in (i) above and (B) one (1) year for the area described in (ii) and (iii) above, and to refrain from any interference with the business of the Company and from approaching, contacting, or soliciting users in connection with a purpose within the Non-Compete Field. A copy of the Non-Competition Covenant is attached to this report as Exhibit 10.2.

Mr. Chris Whitten, Seller's owner and manager as well as the entrepreneur and webmaster responsible for the Acquired Website, has joined the Company and will continue his efforts to grow information resources through the community-driven questions and answers platform offered by the Acquired Website.

Item 2.01 Completion of Acquisition or Disposition of Assets

Information responsive to this Item relating to the Acquisition is incorporated by reference to the disclosures concerning the Purchase Agreement set forth in Item 1.01 of this report

Item 9.01 Financial Statements and Exhibits

(a)	Exhibits.

10.1	Purchase Agreement dated November 2, 2006 among Answers Corporation, Interesting.com, Inc. and Chris Whitten.
10.2	Non-Competition Covenant dated November 2, 2006 executed by Interesting.com, Inc. and Chris Whitten for the benefit of Answers Corporation.
99.1	Press release of Answers Corporation dated November 8, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANSWERS CORPORATION

By: /s/ Robert S. Rosenschein
Robert S. Rosenschein
Chief Executive Officer
Dated: November 8, 2006

EXHIBIT INDEX

10.1	Purchase Agreement dated November 2, 2006 among Answers Corporation, Interesting.com, Inc. and Chris Whitten.
10.2	Non-Competition Covenant dated November 2, 2006 executed by Interesting.com, Inc. and Chris Whitten for the benefit of Answers Corporation.
99.1	Press release of Answers Corporation dated November 8, 2006.